Exhibit 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2978, 333-32481 and 333-60018), and in the
prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47719) of CFC International, Inc. of our report dated February 12, 2003 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

                                           /s/ PricewaterhouseCoopers LLP


Chicago, Illinois
March 19, 2003